THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.

PROMISSORY NOTE

$2,500,000	July 18, 2001
Watertown, Massachusetts

FOR VALUE RECEIVED, Primix Solutions Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to Lennart Mengwall (the “Lender”), or to his order, the principal amount of $2,500,000 (the “Maximum Loan Commitment”), or such lesser amount as shall equal the then outstanding principal amount hereunder, together with interest compounded monthly at a rate of 15% per annum on the unpaid principal balance from the date of this Note until the date the Note is paid in full.  All interest payable under this Note shall accrue and become payable upon the Maturity Date (as defined below) or earlier in connection with the payment in full of the principal amount of this Note.  In the event of a Company Sale (as defined below), the Borrower shall pay an amount equal to 150% of the then outstanding principal amount and accrued interest.

1.             Payment Terms.  Payments in principal and accrued interest due under this Note are to be made on the date which is the earliest to occur of (a) January 1, 2002, (b) an Event of Default (as defined below) or (c) a Company Sale (the earlier of such dates, the “Maturity Date”), at the address of the Lender set forth in Section 7 hereof or such other place as the Lender shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.  In the event the Company consummates additional capital-raising financings involving the issuance of securities to an unaffiliated person (a “Qualified Financing”), the Lender may elect to participate in such financing by converting all or part of the then outstanding principal amount and accrued interest into the applicable security, at a 10% discount to the terms of any such financing.

Upon payment by the Borrower of the entire principal and interest outstanding under this Note, and any applicable additional payment in the event of a Company Sale, all of the terms and provisions of this Note shall automatically terminate and be cancelled.  For purposes hereof a “Company Sale” shall mean (i) sale of all or substantially all of the assets of the Company or (iii) a merger, reorganization or consolidation of the Company or the sale of stock of the Company by the stockholders, in each case in which the owners of the Company’s outstanding voting power immediately prior to such transaction own, directly or indirectly, less than 75% of the voting power of the resulting or surviving entity immediately upon completion of such transaction.

2.             Draw-Downs.  The Chief Financial Officer of the Borrower shall notify the Lender monthly of the need to borrow funds pursuant hereto.  The notice (the “Draw-Down Notice”) shall specify the amount of such funds (the “Draw-Down Amount”) and a date for the borrowing, which date shall be at least five (5) calendar days after the date such notice is delivered.  On the date set forth in the Draw-Down Notice, the Lender shall wire transfer to the Borrower the Draw-Down Amount to be borrowed by the Borrower; provided that the Draw-Down Amount shall be automatically reduced by the amount by which the Draw-Down Amount plus the amount of the then outstanding principal amount under this Note exceeds the Maximum Loan Commitment.  Promptly following the receipt of the Draw-Down Amount, the Company shall notify the Lender of such receipt and the resulting outstanding principal amount of this Note.  The obligation of the Lender to lend funds pursuant this Note shall terminate upon the earlier to occur of (i) the lending of the Maximum Loan Commitment, (ii) the completion by the Borrower of a Qualified Financing involving gross proceeds of at least $2,500,000 and (iii) January 1, 2002.

3.             Security and Pledge.  This note is secured by a subordinated security interest in the Lender’s assets, pursuant to that certain Security Agreement by and between the Borrower and the Lender dated of even date herewith, subject to and subordinated to the rights of Silicon Valley Bank under that certain Accounts Receivable Financing Agreement dated as of April 16, 2001 (and as it may be amended), and any purchase money security interest.

4.             Default and Remedy.  Upon the occurrence of an Event of Default (as hereinafter defined), the Lender shall have the right to declare the outstanding principal hereunder and all accrued interest thereon to be immediately due and payable.  Furthermore, in such event the Lender shall not be obligated to lend any additional funds to the Borrower pursuant to this Note.  An “Event of Default” shall mean the occurrence of any of the following events:  (i) the failure by the Borrower to pay when due the principal and accrued interest hereunder; (ii) dissolution, termination of existence or insolvency of the Borrower, or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (iii) the commencement of any proceeding against the Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 60 days after the date commenced.

5.             Costs; Waivers.  The Borrower agrees to pay all costs (including reasonable attorney’s fees, expenses and disbursements) of the Lender in connection with the collection and/or enforcement of this Note.  The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor.  No delay or omission on the part of the Lender in exercising any rights hereunder shall operate as a waiver of such rights or any other rights of the Lender, nor shall any delay, omission or waiver on one occasion be deemed a bar to or waiver of the same or any other right on future occasions.

6.             No Additional Obligation.  A condition precedent to providing the financing represented by this Note is that the Lender be released from any prior obligations to provide financing to the Borrower.  The Borrower hereby acknowledges and agrees that the Lender shall be released from any prior obligations, oral or written, to provide financing or other financial support to the Borrower.  Any such obligations are hereby fully, effectively and irrevocably performed, satisfied and discharged hereby.

7.             Notices.  Any notice, request, demand or other communication required or permitted hereunder shall be made to such party pursuant to the following:

To the Lender:	Lennart Mengwall
20 Shady Acres
Darien, CT 06820
Facsimile: (203) 655-6915

To the Borrower:	Primix Solutions Inc.
311 Arsenal Street
Watertown, MA 02472
Facsimile: (617) 923-5018
Attention: Chief Financial Officer

8.             Governing Law.  This Note shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to the choice or conflict of laws principles thereof.

9.             Transfers.  This Note may be transferred only with the consent of the other parties hereto and in compliance with applicable federal and state securities laws.  Upon surrender of the original of this Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Borrower, a new promissory note for like principal amount and interest will be issued to, and registered in the name of, the transferee as consented to by the parties hereto.  Interest and principal are payable only to the registered holder of this Note.

10.           Amendment and Waivers; Assignment.  Any amendment hereto or waiver of any provision hereof may be made only with the written consent of the Borrower and the Lender, which consent shall not be unreasonably withheld.  This Note shall inure to the benefit of and bind the successors, permitted assigns, heirs, executors, and administrators of the parties hereto.

[END OF TEXT]

                EXECUTED as of the date first written above.

BORROWER:

PRIMIX SOLUTIONS INC.

By:	/s/ David W. Chapman
David W. Chapman
Chief Financial Officer

LENDER:

/s/ Lennart Mengwall
Lennart Mengwall